Exhibit 1.6
ANNEX I
Pricing Agreement
To the Underwriters named
in Schedule I hereto
March 18, 2010
Ladies and Gentlemen:
     The Hartford Financial Services Group, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement General Terms and Conditions, dated March 18, 2010, attached hereto, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement General Terms and Conditions is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement General Terms and Conditions are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement General Terms and Conditions and the addresses of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.
     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.
     Subject to the terms and conditions set forth herein and in the Underwriting Agreement General Terms and Conditions incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to such Underwriter set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.
     If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement General Terms and Conditions incorporated herein by reference, shall constitute a binding agreement between each Underwriter, on the one hand, and the Company, on the other.

Very truly yours, THE HARTFORD FINANCIAL SERVICES GROUP, INC.
By:	/s/ LIAM MCGEE
	Name:	Liam E. McGee
	Title:	Chairman, President and Chief Executive Officer

Accepted as of the date hereof: GOLDMAN, SACHS & CO. J.P. MORGAN SECURITIES INC. As Representatives of the Underwriters listed in Schedule I hereto GOLDMAN, SACHS & CO.
By:	/s/ GOLDMAN, SACHS & CO.
(Goldman, Sachs & Co.)

J.P. MORGAN SECURITIES INC.
By:	/s/ ROBERT BOTTAMEDI
	Name:	Robert Bottamedi
	Title:	Vice President

SCHEDULE I

	Principal	Principal	Principal
	Amount of	Amount of	Amount of
	Notes due	Notes due	Notes due
	2015 to be	2020 to be	2040 to be
Underwriters	purchased	purchased	purchased
Goldman, Sachs & Co.	48,000,000	80,000,000	48,000,000
J.P. Morgan Securities Inc.	48,000,000	80,000,000	48,000,000
Citigroup Global Markets Inc.	48,000,000	80,000,000	48,000,000
Credit Suisse Securities (USA) LLC	48,000,000	80,000,000	48,000,000
Wells Fargo Securities, LLC	48,000,000	80,000,000	48,000,000
Banc of America Securities LLC	12,000,000	20,000,000	12,000,000
Morgan Stanley & Co. Incorporated	12,000,000	20,000,000	12,000,000
UBS Securities LLC	12,000,000	20,000,000	12,000,000
Deutsche Bank Securities Inc.	12,000,000	20,000,000	12,000,000
Daiwa Securities America Inc.	12,000,000	0	12,000,000
Mitsubishi UFJ Securities, Inc.	0	20,000,000	0
Total	$300,000,000	$500,000,000	$300,000,000

SCHEDULE II
Title of Designated Securities:
4.00% Senior Notes due March 30, 2015 (the “2015 Notes”)
5.50% Senior Notes due March 30, 2020 (the “2020 Notes”)
6.625% Senior Notes due March 30, 2040 (the “2040 Notes”).
Aggregate Principal Amount:
$300,000,000 of 4.00% 2015 Notes
$500,000,000 of 5.50% 2020 Notes
$300,000,000 of 6.625% 2040 Notes
Initial Offering Price by Underwriter:
     99.932% of the principal amount of the 2015 Notes, plus accrued interest, if any, from March 23, 2010
     99.755% of the principal amount of the 2020 Notes, plus accrued interest, if any, from March 23, 2010
     99.739% of the principal amount of the 2040 Notes, plus accrued interest, if any, from March 23, 2010
Purchase Price by Underwriter:
     99.332%% of the principal amount of the 2015 Notes, plus accrued interest, if any, from March 23, 2010
     99.105%% of the principal amount of the 2020 Notes, plus accrued interest, if any, from March 23, 2010
     98.864% of the principal amount of the 2040 Notes, plus accrued interest, if any, from March 23, 2010
Form of Designated Securities:
     Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.
Specified Funds for Payment of Purchase Price:
     Federal (same day) funds.
Applicable Time:
     6:00 p.m. (New York City time) on the date of the Pricing Agreement.

Time of Delivery:
     9:00 a.m. (New York City time) on March 23, 2010, or at such other time and date as the Representatives and the Company may agree upon in writing.
Indenture:
     Senior Indenture, dated April 11, 2007, between the Company and The Bank of New York Trust Company, N.A. (or any of its successors), as trustee (the “Trustee”).
Maturity:
March 30, 2015 for the 2015 Notes
March 30, 2020 for the 2020 Notes
March 30, 2040 for the 2040 Notes
Interest Rate:
4.00% for the 2015 Notes
5.50% for the 2020 Notes
6.625% for the 2040 Notes
Interest Payment Dates:
Semi-annually in arrears on March 30 and September 30, beginning September 30, 2010 for the 2015 Notes
Semi-annually in arrears on March 30 and September 30, beginning September 30, 2010 for the 2020 Notes
Semi-annually in arrears on March 30 and September 30, beginning September 30, 2010 for the 2040 Notes.
Redemption Provisions:
     The Designated Securities may be redeemed in whole or in part at any time and from time to time at a price to be determined as set forth in the Prospectus under the caption “Description of the Notes—Optional Redemption”.
Defeasance
     As set forth in the Prospectus under the caption “Description of the Debt Securities—Defeasance”.
Closing Location:
     Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York NY 10006, or at such other place as the Representatives and the Company may agree upon in writing.

Names and Addresses of Representatives:
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
J.P. Morgan Securities Inc.
383 Madison Avenue
New York, New York 10179

Information Provided by the Underwriters:
The Underwriters have furnished to the Company for use in the Disclosure Package and Prospectus:
(a)	The names of the Underwriters in the table of Underwriters under the caption “Underwriting” in the Prospectus;

(b)	The third sentence of the second paragraph of the text following the table of Underwriters under the caption “Underwriting” in the Prospectus; and

(c)	The eighth paragraph of the text following the table of Underwriters under the caption “Underwriting” in the Prospectus.

SCHEDULE III
•	Press release dated March 16, 2010 as filed pursuant to Rule 433 under the Act on March 16, 2010.

•	Certain presentation materials as filed pursuant to Rule 433 under the Act on March 16, 2010.

•	Final Term Sheet, dated March 18, 2010, relating to the 2015 Notes, as filed pursuant to Rule 433 under the Act and attached as Schedule IV hereto.

•	Final Term Sheet, dated March 18, 2010, relating to the 2020 Notes, as filed pursuant to Rule 433 under the Act and attached as Schedule IV hereto.

•	Final Term Sheet, dated March 18, 2010, relating to the 2040 Notes, as filed pursuant to Rule 433 under the Act and attached as Schedule IV hereto.

SCHEDULE IV
The Hartford Financial Services Group, Inc.
$300,000,000
4.00% Senior Notes due March 30, 2015
FINAL TERM SHEET Dated March 18, 2010

Issuer:	The Hartford Financial Services Group, Inc.

Security:	SEC Registered Senior Unsecured Notes

Specified Currency:	U.S. Dollars

Expected Ratings*:	Baa3 (Stable) / BBB (Negative) / BBB- (Negative)

Size:	$300,000,000

Trade Date:	March 18, 2010

Settlement Date (T+3):	March 23, 2010

Final Maturity:	March 30, 2015

Coupon:	4.00%

Benchmark Treasury:	2.375% US Treasury due 02/2015

Benchmark Treasury Price:	99-26

Benchmark Treasury Yield:	2.415%

Spread to Treasury:	+160 basis points

Re-offer Yield:	4.015%

Price to Public:	99.932% of principal amount

Interest Payment Dates:	Semi-annually in arrears on March 30 and September 30, commencing September 30, 2010

Day Count Convention:	30/360

Optional Redemption:	At any time in full or in part on one or more occasions, make-whole call at a discount rate of Treasury plus 25 basis points or, if greater, 100% of the principal amount of notes to be redeemed, in each case plus accrued and unpaid interest to the date of redemption

Proceeds (after underwriting discount and before expenses) to issuer:	$297,996,000 (99.332% of principal amount)

Authorized Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP/ISIN:	416515 AY0 / US416515AY06

Book-Running Managers:	Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Wells Fargo Securities, LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman, Sachs & Co., toll-free at 866-471-2526, or by calling J.P. Morgan Securities Inc. at 212-834-4533

*	The security ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings are subject to revision or withdrawal at any time by Moody’s, S&P and Fitch. Each of the security ratings above should be evaluated independently of any other security rating
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.

The Hartford Financial Services Group, Inc.
$500,000,000
5.50% Senior Notes due March 30, 2020
FINAL TERM SHEET Dated March 18, 2010

Issuer:	The Hartford Financial Services Group, Inc.

Security:	SEC Registered Senior Unsecured Notes

Specified Currency:	U.S. Dollars

Expected Ratings*:	Baa3 (Stable) / BBB (Negative) / BBB- (Negative)

Size:	$500,000,000

Trade Date:	March 18, 2010

Settlement Date (T+3):	March 23, 2010

Final Maturity:	March 30, 2020

Coupon:	5.50%

Benchmark Treasury:	3.625% US Treasury due 02/2020

Benchmark Treasury Price:	99-17

Benchmark Treasury Yield:	3.682%

Spread to Treasury:	+185 basis points

Re-offer Yield:	5.532%

Price to Public:	99.755% of principal amount

Interest Payment Dates:	Semi-annually in arrears on March 30 and September 30, commencing September 30, 2010

Day Count Convention:	30/360

Optional Redemption:	At any time in full or in part on one or more occasions, make-whole call at a discount rate of Treasury plus 25 basis points or, if greater, 100% of the principal amount of notes to be redeemed, in each case plus accrued and unpaid interest to the date of redemption

Proceeds (after underwriting discount and before expenses) to issuer:	$495,525,000 (99.105% of principal amount)

Authorized Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP/ISIN:	416515 AZ7 / US416515AZ70

Book-Running Managers:	Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Wells Fargo Securities, LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman, Sachs & Co., toll-free at 866-471-2526, or by calling J.P. Morgan Securities Inc. at 212-834-4533

*	The security ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings are subject to revision or withdrawal at any time by Moody’s S&P, and Fitch. Each of the security ratings above should be evaluated independently of any other security rating
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.

The Hartford Financial Services Group, Inc.
$300,000,000
6.625% Senior Notes due March 30, 2040
FINAL TERM SHEET Dated March 18, 2010

Issuer:	The Hartford Financial Services Group, Inc.

Security:	SEC Registered Senior Unsecured Notes

Specified Currency:	U.S. Dollars

Expected Ratings*:	Baa3 (Stable) / BBB (Negative) / BBB- (Negative)

Size:	$300,000,000

Trade Date:	March 18, 2010

Settlement Date (T+3):	March 23, 2010

Final Maturity:	March 30, 2040

Coupon:	6.625%

Benchmark Treasury:	4.375% US Treasury due 11/2039

Benchmark Treasury Price:	96-14+

Benchmark Treasury Yield:	4.595%

Spread to Treasury:	+205 basis points

Re-offer Yield:	6.645%

Price to Public:	99.739% of principal amount

Interest Payment Dates:	Semi-annually in arrears on March 30 and September 30, commencing September 30, 2010

Day Count Convention:	30/360

Optional Redemption:	At any time in full or in part on one or more occasions, make-whole call at a discount rate of Treasury plus 30 basis points or, if greater, 100% of the principal amount of notes to be redeemed, in each case plus accrued and unpaid interest to the date of redemption

Proceeds (after underwriting discount and before expenses) to issuer:	$296,592,000 (98.864% of principal amount)

Authorized Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP/ISIN:	416515 BA1 / US416515BA11

Book-Running Managers:	Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Wells Fargo Securities, LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman, Sachs & Co., toll-free at 866-471-2526, or by calling J.P. Morgan Securities Inc. at 212-834-4533

*	The security ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings are subject to revision or withdrawal at any time by Moody’s S&P and Fitch. Each of the security ratings above should be evaluated independently of any other security rating
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.